Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF RICE MIDSTREAM PARTNERS LP July 20, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Unitholders and the proxy statement/prospectus for the Special Meeting are available at http://www.astproxyportal.com/ast/19835 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000000000000000 4 072018 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS (THE BOARD) OF RICE MIDSTREAM MANAGEMENT LLC, OUR GENERAL PARTNER, AND THE CONFLICTS COMMITTEE OF THE BOARD, UNANIMOUSLY RECOMMEND A VOTE FOR THE FOLLOWING PROPOSAL: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of April 25, 2018, by and among EQT Midstream Partners, LP, EQT Midstream Services, LLC, EQM Acquisition Sub, LLC, EQM GP Acquisition Sub, LLC, Rice Midstream Partners LP, Rice Midstream Management LLC and, solely for purposes of certain provisions therein, EQT Corporation, and the merger of EQM Acquisition Sub, LLC with and into Rice Midstream Partners LP. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Unitholder Date: Signature of UnitholderDate:

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RICE MIDSTREAM PARTNERS LP

For the Special Meeting of Unitholders To Be Held On July 20, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RICE MIDSTREAM MANAGEMENT LLC

The undersigned, whose signature appears on the reverse, hereby appoints Jonathan M. Lushko and Tobin M. Nelson, or each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units of Rice Midstream Partners LP which the undersigned would be entitled to vote if personally present at the special meeting to be held on July 20, 2018 at 8:00 a.m. local time at EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222, and at any and all adjournments or postponements thereof, on all matters that may properly come before the special meeting.

Your common units will be voted as directed on this proxy. If this card is signed and no direction is given for any item, it will be voted in accordance with the Board of Directors' recommendations.

YOUR VOTE IS IMPORTANT. BY SUBMITTING YOUR PROXY PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP RICE MIDSTREAM PARTNERS LP AVOID ADDITIONAL EXPENSES.

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(Continued and to be signed on the reverse side.)

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